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                                                                      EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31
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                                                                                          1995           1996
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Primary:
Weighted average shares outstanding.................................................      4,221,705      4,443,617
Common Stock Equivalents -- based on the treasury stock method using average market
 price..............................................................................         85,890        163,156
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Totals..............................................................................      4,307,595      4,606,773
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Net income..........................................................................  $     403,957  $     311,211
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Per share amount....................................................................  $         .09  $         .07
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Fully diluted:
Weighted average shares outstanding.................................................      4,221,705      4,443,617
Common Stock Equivalents -- based on the treasury stock method using quarter-end
 market price which is greater than average market price............................        127,968        193,380
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Totals..............................................................................      4,349,673      4,636,997
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Net income..........................................................................  $     403,957  $     311,211
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Per share amount....................................................................  $         .09  $         .07
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